EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated July 1, 2008, between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (“PVH” and, together with its affiliates and subsidiaries, the “Company”), and ALLEN SIRKIN (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company has previously entered into that certain Amended and Restated Employment Agreement with the Executive, dated as of June 1, 2007 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement to provide for the extension of the term thereof and establish certain elements of compensation during the extension.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2.             Consideration.  As consideration for the Executive’s agreement to extend the Employment Period on and subject to the terms and conditions of this Amendment, it is hereby agreed that the Executive shall be entitled to receive grants of restricted stock units under the Company’s 2006 Stock Incentive Plan (as the same may hereafter be amended or under any successor plan), each with a fair market value on the date of grant (as determined in accordance with such plan) of $500,000, as follows:

(a)   upon the execution of this Amendment by both parties;

(b)   on the date of the annual meeting of stockholders of the Company to be held in calendar year 2009; and

(c)   on the date of the annual meeting of stockholders of the Company to be held in calendar year 2010.

Such awards (x) shall be made on substantially the same terms and conditions as the awards of restricted stock units made to the Executive during the Initial Period, subject to changes adopted by the Company in connection with any change in applicable law, rule or regulation, including, without limitation, changes in tax or accounting treatment, regardless of whether such change is statutory in nature or effected through other means; provided, however, that (i) the grant made upon the execution of this Amendment shall vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant; (ii) the grants shall not be subject to accelerated vesting upon retirement, unless the Executive shall retire on or after the date of the annual meeting of stockholders of the Company to be held in calendar year 2011; and (y) are in addition to the annual grants of restricted stock units to be granted to the Executive pursuant to Section 6 of this Amendment.  Notwithstanding the foregoing, such grants shall not be made if the Executive is not employed by the Company in his current position on the date of grant.

3.             Extension of Employment Period.  It is hereby agreed that the Employment Period shall end on the date of the annual meeting of stockholders of the Company to be held in calendar year 2011, subject to earlier termination in accordance with the terms of the Employment Agreement.  In order to effect the foregoing, Section 1(b) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

(b)           Employment Period.  The Company agrees to continue to employ the Executive, and the Executive agrees to continue to be employed by the Company, in accordance with the terms and conditions hereof, for an initial period commencing on the Effective Date and ending on the date of the Company’s Annual Meeting of Stockholders of the Company to be held in calendar year 2009 (the “Initial Period”) and an extension period commencing on the day immediately following the end of the Initial Period and ending on the date of the Company’s Annual Meeting of Stockholders of the Company to be held in calendar year 2011 (the “Renewal Period”), and subject to earlier termination in accordance with the provision of Section 4 hereof.  The period of time commencing on the Effective Date and ending on the Executive’s last day of employment, regardless of the reason for the termination of his employment, is referred to herein as the “Employment Period.”  Each of the parties acknowledges and agrees that either party may terminate the Executive’s employment at any time, for any reason, with or without Cause (as defined in Section 3(a)).

4.             Transition Duties.  It is hereby agreed that from and after the execution and delivery of this Amendment by the parties, the Executive’s duties shall specifically include active participation in the development of a succession plan relating to the Executive’s position and duties and in the training of, and transition of duties to, the person or persons who will succeed to such duties.  In order to effect the foregoing, Section 1(c)(i) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

(c)           Position and Duties.   (i)  During the Employment Period, (A) the Executive shall serve as the President and Chief Operating Officer of the Company, with such duties and responsibilities as shall from time to time be assigned to him and as are consistent and commensurate with his title and position, and (B) the Executive’s services shall be performed at the Company’s headquarters in New York, New York as of the Effective Date or such other location as may be mutually agreed between the Company and the Executive, except for travel, and visits to Company offices and facilities worldwide, reasonably required to attend to the Company’s business.  Without limiting the generality of the foregoing, the Executive shall actively participate in the development of a succession plan relating to the Executive’s position and duties and in the training of, and transition of duties to, the person or persons who will succeed to such duties.

5.             Base Salary Increases.  It is hereby agreed that the Executive’s Base Salary shall be increased to an annual rate of $950,000 effective June 1, 2009 and to an annual rate of $1,000,000 effective June 1, 2010.  In order to effect the foregoing, Section 2(a) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

(a)           Base Salary.  During the Employment Period, the Company shall pay the Executive a salary at the annual rate of $900,000, increasing to $910,000 effective June 1, 2007, to $950,000 effective June 1, 2009 and to $1,000,000 effective June 1, 2010 (“Base Salary”), payable in accordance with the normal payroll procedures of the Company in effect from time to time.  The term Base Salary as utilized in this Agreement shall refer to the Executive’s annual base salary as then in effect.

6.             Equity Awards.  It is hereby agreed that the Executive shall be entitled to receive awards of restricted stock units under the Company’s 2006 Stock Incentive Plan, each with a fair market value of $1,250,000, at the same time that annual grants are made to the other executive officers of the Company in calendar years 2009 and 2010, provided that the Executive is employed in his current position on each such date.  In order to effect the foregoing, a new Section 2(e) is hereby added to the Employment Agreement, reading as follows:

(e)           Equity Awards.  Notwithstanding anything in this Agreement to the contrary, during the Renewal Period the Executive shall receive awards under the Company’s 2006 Stock Incentive Plan (as the same may hereafter be amended or under any successor plan), as follows:

(i) on the date in calendar year 2009 that annual grants of equity awards are made to the other executive officers of the Company, restricted stock units having a fair market value on the date of grant (as determined in accordance with such plan) of no less than $1,250,000; and

(ii) on the date in calendar year 2010 that annual grants of equity awards are made to the other executive officers of the Company, restricted stock units having a fair market value on the date of grant (as determined in accordance with such plan) of no less than $1,250,000.

For the avoidance of doubt, such awards (x) shall be made on substantially the same terms and conditions as the awards of restricted stock units made to the Executive during the Initial Period, subject to changes adopted by the Company in connection with any change in applicable law, rule or regulation, including, without limitation, changes in tax or accounting treatment, regardless of whether such change is statutory in nature or effected through other means; (y) are in lieu of, and not in addition to, the annual grants of stock options and restricted stock units that the Executive might otherwise have been granted consistent with past practice; provided, however, that nothing herein shall prohibit the Board from making additional or larger awards to the Executive under the 2006 Stock Incentive Plan (or successor plan); and (z) shall not affect any performance-based long term incentive award that the Board, in its sole discretion, may grant to the Executive in the form of performance shares under the 2006 Stock Incentive Plan

(or successor plan) or a cash award under the Company’s 2005 Long-Term Incentive Plan.

7.             Voluntary Retirement.  Section 3(c) is hereby deleted in its entirety and the following substituted in lieu thereof to make clear the treatment of equity awards made during the Initial Period as compared to those made during the Renewal Period in the event of a voluntary termination, to delete references to the renewal of the Employment Agreement, to conform the language to defined terms added by this Amendment and to make certain other ministerial changes:

(c)           Termination by Voluntary Resignation (without Good Reason) by the Executive; Non-Renewal; Retirement.  The voluntary resignation of employment by the Executive (other than for Good Reason and which shall not include a resignation in connection with a termination by the Company for Cause) or the expiration of this Agreement on the last day of the Renewal Period (if the Executive remains employed through the end of such period) shall be deemed to be a retirement and shall be treated as a retirement for purposes of (x) any plan, policy, program or arrangement of the Company as to which the Executive holds rights as of such resignation or expiration date, whether as a participant, beneficiary or otherwise, or (y) any agreement between the Company and the Executive, except as may otherwise be expressly agreed upon by the Executive.  In addition, the Executive shall be entitled to (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), and (iii) the payment or provision of any Other Benefits.  Notwithstanding the foregoing, with respect to any award granted after the Effective Date and prior to July 1, 2008 under the Company’s 2006 Stock Incentive Plan, Performance Incentive Bonus Plan or Long-Term Incentive Plan, the termination of the Executive’s employment by voluntary resignation (other than for Good Reason and which shall not include a resignation in connection with a termination by the Company for Cause) shall not be treated as a retirement under the applicable plan unless such retirement occurs after the last day of the Initial Period.

8.             Restrictive Covenant.  The Executive acknowledges and agrees that he plans to retire upon the end of the Renewal Period and, therefore, agrees that the restrictive covenants should apply as of the end of the Renewal Period.  In order to give effect to the foregoing, Sections 5(b) and 5(c) of the employment Agreement are hereby deleted in their entirety and the following substituted therefore:

(b)           Non-Interference.  The Executive acknowledges that information regarding the Company’s business and financial relations with its vendors and customers is Confidential Information and proprietary to the Company and that any interference with such relations based directly or indirectly on the use of such information would cause irreparable damage to the Company.  The Executive acknowledges that by virtue of his employment with the Company, he has gained or may gain knowledge of such information concerning the Company’s vendors and customers (respectively “Vendor Information” or “Customer Information”), and that he would inevitably have to draw on this Vendor Information and Customer Information and on other Confidential

Information if he were to solicit or service the Company’s vendors or customers on behalf of a competing business enterprise. Accordingly, and subject to the immediately following sentence, the Executive agrees that during the Employment Period and for a period of 18 months following the termination thereof, other than by reason of (i) a termination by the Company without Cause, or (ii) a termination by the Executive for Good Reason, the Executive shall not, on behalf of himself or any other person, other than the Company, directly or indirectly do business with, solicit the business of, or perform any services for any actual vendor or customer of the Company, any person that has been a vendor or customer of the Company within the 12-month period preceding such termination or any actively solicited prospective vendor or customer as to whom or which the Executive provided any services or as to whom or which the Executive has knowledge of Vendor Information, Customer Information or Confidential Information. The foregoing restrictive covenant shall only apply to business activities engaged in by the Executive on behalf of himself or any other person that are directly competitive with those of the operating divisions of the Company in which the Executive has worked or over which he has or has had supervisory responsibility, in terms of channels of distribution, types of products, gender for which the products have been designed and similarity of price range.  In addition, the Executive agrees that, during the Employment Period and such 18-month period thereafter, he will not, directly or indirectly, seek to encourage or induce any such vendor or customer to cease doing business with, or lessen its business with, the Company, or otherwise interfere with or damage (or attempt to interfere with or damage) any of the Company’s relationships with its vendors and customers, except in the ordinary course of the Company’s business.

(c)           Non-Competition.  The Executive agrees that, during the Employment Period and for a period of 12 months following his termination of employment, other than by reason of (i) a termination by the Company without Cause, or (ii) a termination by the Executive for Good Reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, on the Executive’s behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee, director, advisor, partner, consultant or otherwise, engage in any business of, provide services to, enter the employ of, or have any interest in, any other person, firm, corporation or other entity that is engaged in a business that is in competition with the primary businesses or products of the Company as of the Executive’s date of termination (following a Change in Control, such businesses or products shall be limited to those in which the Executive has worked or over which he has or has had supervisory responsibility, in terms of channels of distribution, types of products, gender for which the products have been designed and similarity of price range, as of his date of termination).  Nothing herein shall restrict the Executive from owning, for personal investment purposes only, less than 5% of the voting stock of any publicly held corporation or 2% of the ownership interest in any non-publicly held company, if the Executive has no other connection or relationship with the issuer of such securities.

9.             Continued Effectiveness of the Employment Agreement.  The Employment Agreement is, and shall continue to be, in full force and effect, except as otherwise provided in this Amendment and except that all references to the Employment Agreement set forth in the Employment Agreement and any other agreements to which the parties hereto are parties which have been executed prior to the date hereof and referring to the Employment Agreement shall mean the Employment Agreement, as amended by this Amendment.

10.           Miscellaneous.

(a)           This Amendment shall be effective as of the date first set forth above.

(b)           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same amendment.

(c)           This Amendment shall be construed without regard to any presumption or other rule requiring construction against the drafting party.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Name:	Mark D. Fischer
Title:	Senior Vice President

/s/ Allen Sirkin
Allen Sirkin